UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Four Oaks Fincorp, Inc.
(Name of Registrant as Specified In Its Charter)

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Four Oaks Fincorp, Inc.

April 18, 2016

Dear Shareholder:

Accompanying this letter is the Notice of Annual Meeting, Proxy Statement, Summary 2015 Annual Report to Shareholders and proxy card for Four Oaks Fincorp, Inc.’s Annual Meeting. Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number printed on your proxy card; (2) over the Internet, by accessing the website address printed on your proxy card; or (3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. If you do attend, you can revoke your proxy and vote in person.

The Annual Meeting will begin at 7:00 p.m. on Monday, May 23, 2016, in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina. At the Annual Meeting, our shareholders will elect the board of directors for the coming year, vote to approve an amendment to our Articles of Incorporation to effect a one-for-five reverse stock split of our authorized, issued and outstanding common stock, vote, on an advisory (nonbinding) basis, to approve executive compensation, vote to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and transact any other business properly brought before the meeting.

In compliance with applicable regulations, our company’s financial statements and other required disclosures are presented in the Annual Report on Form 10-K, a copy of which follows the Proxy Statement, and which reflects our company’s financial condition as of December 31, 2015.

As mentioned above, we also have included a Summary 2015 Annual Report to Shareholders that contains additional information about our company, including a financial summary, a letter from me to our shareholders, and selected financial data.

As always, we hope to see you at the Annual Meeting, and please remember to vote your shares as directed on your proxy card provided as soon as possible.

Sincerely yours,

/s/ David H. Rupp
David H. Rupp
Chief Executive Officer and President

FOUR OAKS FINCORP, INC.

6114 US 301 South
Four Oaks, North Carolina 27524
_____________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Monday, May 23, 2016
_____________________________________________________________________

You are cordially invited to attend the Annual Meeting of Shareholders of Four Oaks Fincorp, Inc., which will be held on Monday, May 23, 2016 at 7:00 p.m., local time, in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina, for the following purposes:

(1)    To elect the persons listed in the accompanying Proxy Statement to the board of directors of Four Oaks Fincorp, Inc.;

(2)    To approve an amendment to our Articles of Incorporation to effect a one-for-five reverse stock split of our authorized, issued and outstanding common stock;

(3)    To vote, on an advisory (nonbinding) basis, to approve executive compensation;

(4)    To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

(5)    To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 22, 2016 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof.

A copy of the Annual Report on Form 10-K, containing financial statements of Four Oaks Fincorp, Inc., for the year ended December 31, 2015, is enclosed herewith.

Your vote is very important. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, please complete and return the proxy card as soon as possible in the envelope provided for that purpose, OR vote via the Internet or telephone as provided on the proxy card. If you return your card or vote over the Internet or telephone and decide to attend the Annual Meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

By Order of the Board of Directors

/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman

April 18, 2016

FOUR OAKS FINCORP, INC.

6114 US 301 South
Four Oaks, North Carolina 27524

PROXY STATEMENT

This Proxy Statement, accompanying proxy card, Notice of Annual Meeting of Shareholders, Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and Summary 2015 Annual Report to Shareholders are being mailed to shareholders on or about April 18, 2016 by Four Oaks Fincorp, Inc. in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Shareholders to be held in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina on Monday, May 23, 2016, at 7:00 p.m., local time (the “Annual Meeting”), and at all adjournments thereof. All expenses incurred in connection with this solicitation will be paid by us. In addition to solicitation by mail, certain of our officers, directors, and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication, or other means. We may also engage a proxy solicitation firm to solicit proxies on terms and at costs reasonably acceptable to our board of directors.

Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to Be Held on May 23, 2016:

The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and Summary 2015 Annual Report to Shareholders are also available on the Internet at
www.edocumentview.com/FOFN.

ANNUAL MEETING

Purposes of the Annual Meeting

The principal purposes of the Annual Meeting are to (i) elect eight (8) nominees to our board of directors; (ii) vote to approve an amendment to our Articles of Incorporation to effect a one-for-five reverse stock split of our authorized, issued and outstanding common stock; (iii) vote, on an advisory (nonbinding) basis, to approve executive compensation; (iv) ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and (v) transact such other business as may properly come before the Annual Meeting or any adjournments thereof. Our board of directors knows of no matters other than those stated above to be brought before the Annual Meeting or any adjournments thereof. Nonetheless, the proxies named on the enclosed proxy card may vote in accordance with their discretion on any other matter properly presented for action of which the board of directors is not now aware.

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

•
Voting by Telephone. You may vote using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Monday, May 23, 2016, at 3:00 a.m. Eastern Daylight Time. If you vote by telephone, you need not return your proxy card.

•
Voting by Internet. You may vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Monday, May 23, 2016, at 3:00 a.m. Eastern Daylight Time. If you vote over the Internet, you need not return your proxy card.

•
Voting by Proxy Card. You may vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Friday, May 20, 2016.

Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by:

•	filing a written notice of revocation with our corporate secretary;

•	duly executing a subsequent proxy and filing it with our corporate secretary before the revoked proxy is exercised;

•	timely submitting new voting instructions by telephone or over the Internet as described above; or

•	attending the Annual Meeting and voting in person.

If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted “FOR” the election of the eight (8) nominees to our board of directors, “FOR” the approval of the amendment to our Articles of Incorporation to effect a one-for-five reverse stock split of our authorized, issued and outstanding common stock, “FOR” the approval of executive compensation, and “FOR” the ratification of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Record Date

Our board of directors has fixed the close of business on March 22, 2016 as the record date (the “Record Date”) for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments thereof. As of the close of business on the Record Date, we had 33,664,216 shares of common stock outstanding.

Voting Rights

On all matters to come before the Annual Meeting, each holder of common stock will be entitled to one (1) vote for each share held. Shareholders do not have the right to vote cumulatively in electing directors.

How You Can Vote Shares Held by a Broker or Other Nominee

If your shares are held by a broker, bank, custodian or other nominee, you may have received a voting instruction form with this Proxy Statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of March 22, 2016 regarding shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than five percent of our common stock; (ii) each director; (iii) each director nominee; (iv) each executive officer named in the Summary Compensation Table in this Proxy Statement; and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the business address for each of the persons listed below is 6114 US 301 South, Four Oaks, North Carolina 27524. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that such power may be shared with a spouse. Fractional share amounts are rounded off to the nearest whole number.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Kenneth R. Lehman (2)	16,000,000	47.5%
Ayden R. Lee, Jr. (3)	409,542	1.2%
David H. Rupp (4)	272,900	*
Michael A. Weeks (5)	248,487	*
Dr. R. Max Raynor, Jr. (6)	233,270	*
Jeff D. Pope (7)	168,924	*
Lisa S. Herring (8)	136,306	*
Warren L. Grimes (9)	105,214	*
Paula Canaday Bowman (10)	92,555	*
Robert G. Rabon (11)	28,000	*
Nancy S. Wise (12)	14,233	*
All Current Directors and Executive Officers as a Group (12 persons) (13)	17,896,709	53.2%

*Less than 1%

(1)
Based upon 33,664,216 shares of common stock outstanding on March 22, 2016. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who resides in the home of such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days of March 22, 2016 under outstanding stock options. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Based on information set forth in a Schedule 13D/A filed with the SEC on August 15, 2014. The address for Mr. Lehman is 1408 North Abingdon Street, Arlington, Virginia. All of Mr. Lehman's shares have been pledged to collateralize a line of credit, and, subject to our Articles of Incorporation, our Tax Asset Protection Plan, and applicable state and federal banking laws and regulations, operation of the pledge may at a subsequent date result in a change in control of our company.

(3)
Includes (i) 170,000 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of March 22, 2016, (ii) 10,000 shares subject to stock options which are exercisable within 60 days of March 22, 2016, and (iii) 59,724 shares owned by Mr. Lee’s spouse who has sole voting and investment power with respect to such shares.

(4)	Includes 210,000 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of March 22, 2016.

(5)
Includes (i) 21,250 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of March 22, 2016, (ii) 1,500 shares subject to stock options which are exercisable within 60 days of March 22, 2016, (iii) 22,777 shares owned by Mr. Weeks’ spouse who has sole voting and investment power with respect to such shares, and (iv) 64,246 shares held in Mr. Weeks’ name as custodian for his children and grandchildren.

(6)
Includes (i) 21,250 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of March 22, 2016 and (ii) 1,500 shares subject to stock options which are exercisable within 60 days of March 22, 2016.

(7)
Includes (i) 105,000 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of March 22, 2016 and (ii) 7,500 shares subject to stock options which are exercisable within 60 days of March 22, 2016.

(8)
Includes (i) 105,000 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of March 22, 2016, (ii) 7,500 shares subject to stock options which are exercisable within 60 days of March 22, 2016, (ii) three shares owned jointly with Ms. Herring’s former spouse, and (iii) 2,306 shares held in Ms. Herring’s name as custodian for her children and nephews.

(9)
Includes (i) 21,250 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of March 22, 2016, (ii) 1,500 shares subject to stock options which are exercisable within 60 days of March 22, 2016, (iii) 42,709 shares owned jointly with Mr. Grimes’ spouse, and (iv) 8,649 shares owned by Mr. Grimes’ spouse who has sole voting and investment power with respect to such shares.

(10)
Includes (i) 21,250 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of March 22, 2016 and (ii) 1,500 shares subject to stock options which are exercisable within 60 days of March 22, 2016.

(11)
Includes (i) 21,250 shares held pursuant to a restricted stock award as to which restrictions had not lapsed as of March 22, 2016 and (ii) 1,000 shares subject to stock options which are exercisable within 60 days of March 22, 2016.

(12)
Includes (i) 7,500 shares subject to stock options which are exercisable within 60 days of March 22, 2016, (ii) 1 share owned jointly with Ms. Wise’s spouse, (iii) 55 shares owned by Ms. Wise’s spouse who has sole voting and investment power with respect to such shares, and (iv) 117 shares held in Ms. Wise’s name as custodian for her children.

(13)
For all current directors and executive officers as a group, includes a total of (i) 872,250 shares held pursuant to restricted stock awards as to which restrictions had not lapsed as of March 22, 2016 and (ii) 33,875 shares subject to stock options which are exercisable within 60 days of March 22, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers, directors, and persons who own more than ten percent (10%) of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and ten percent (10%) shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the reports that were furnished to us by such persons and the written representations from our officers and directors, we believe that during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors, and ten percent (10%) shareholders were satisfied.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

Our board of directors oversees our business and affairs and monitors the performance of management. In accordance with traditional corporate governance principles, our board of directors does not involve itself in day-to-day operations. Instead, directors keep themselves informed through, among other things, discussions with our Chief Executive Officer (“CEO”), other key executives and principal external advisers (legal counsel, outside auditors, investment bankers, and other consultants), reading reports and other materials that are provided to them, and by participating in board and committee meetings. Our directors are elected annually and hold office for a period of one year or until their successors are duly elected and qualified. Our board of directors, in its business judgment, has made an affirmative determination that each of Paula Canaday Bowman, Warren L. Grimes, Robert G. Rabon, Dr. R. Max Raynor, Jr., and Michael A. Weeks meet the definition of “independent director” as that term is defined in the Nasdaq Listing Rules.

There are no family relationships between any of our directors or executive officers. There are no material proceedings to which any of our directors or executive officers, or any of their associates, is a party adverse to us or has a material interest adverse to us.

To our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding during the last ten years (excluding traffic violations or similar misdemeanors), and none of our directors or executive officers was a party to any judicial or administrative proceeding during the last ten years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Board Leadership Structure

Our board has determined that it is appropriate for Ayden R. Lee, Jr., former CEO and President, to continue to serve as Chairman at this time since Mr. Lee has the most familiarity with our company and its unique challenges from his long tenure in senior management and since he is the longest-serving member of our board of directors. As such, his ability to lead discussions on matters affecting our company maximizes the efficiency and productivity of the board of directors.

Michael A. Weeks currently serves as our Lead Independent Director. The Lead Independent Director’s responsibilities include (1) presiding over all meetings of our board of directors at which the Chairman is not present; (2) serving as liaison between the Chairman, CEO and the independent directors; (3) reviewing and providing input on the agenda and materials to be provided to directors in advance of each board meeting, in consultation with the Chairman; (4) adding items to the agenda, as necessary; (5) calling meetings of the independent directors, as necessary; (6) serving on our nominating and corporate governance committee; and (7) ensuring that he is available for consultation and direct communication, upon shareholder request.

Given the experience of the current Chairman and the role of our Lead Independent Director to further promote the governance goals of effectively overseeing risk, actively developing and implementing corporate strategy and maximizing the efficiency and effectiveness of our board and its committees, the board of directors finds the current board structure in the best interests of our company and our shareholders at this time. Although our board currently believes that it is appropriate to separate the roles of Chairman and CEO, our board has not adopted a policy on whether the roles of Chairman and CEO should be separated or combined because our board believes that there is no single best blueprint for structuring board leadership and that, as circumstances change, the optimal leadership structure may change.

Board’s Role in Risk Oversight
We operate in a complex environment and are subject to a number of significant risks. Our board of directors works with our senior management to manage the various risks we face. The role of our board of directors is one of oversight of our risk management processes and procedures; the role of our management is to implement those processes and procedures on a daily basis and to identify, manage and mitigate the risks that we face. As part of its oversight role, our board of directors will regularly discuss, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face. Our governance policy is that our independent directors will meet in executive sessions without the presence of members of our management from time to time, but not less than annually, as the independent directors deem necessary or appropriate.
To facilitate its oversight of our company, our board of directors has delegated certain functions (including the oversight of risks related to these functions) to board committees. Our audit and risk committee assists our board of directors in fulfilling its oversight responsibilities with regard to the identification, assessment, review, and reporting of risks inherent in our business and the control processes with respect to such risks. In this role, our audit and risk committee reviews and assesses the adequacy of the framework and related processes established to identify, evaluate, prioritize, monitor, and report on current and emerging internal and external risk exposures within and across business units and provides guidance to our board of directors on ensuring risk exposures are adequately evaluated and tolerances are appropriately measured and established. The audit and risk committee is also responsible for reviewing and concurring in the appointment of our company’s chief risk officer and overseeing and evaluating the chief risk officer’s performance. Our compensation committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions. Our nominating and corporate governance committee evaluates whether the composition of our board of directors and corporate governance policies and practices are appropriate to fulfill the board’s fiduciary duties and respond to the risks that we face. The asset liability management committee, which is composed of three board members and certain members of management and reports to the full board, considers interest rate, liquidity, and other related risks, limits, and strategies. The roles of these committees, except for the asset liability management committee, are discussed in more detail below.
Although our board of directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full board regarding its activities. These ongoing discussions enable the board of directors to monitor our risk exposure and evaluate our risk mitigation efforts.
Board of Directors Meetings
During the last fiscal year, our board of directors met twelve (12) regular times, two (2) called meeting times, and in two (2) strategic planning sessions. Each incumbent director attended seventy-five percent (75%) or more of the aggregate of the total number of board of directors meetings and the total number of meetings held by all committees of the board of directors on which he or she served during the periods that he or she served.

We do not have a stated policy regarding director attendance at our annual meeting of shareholders, but encourage our directors to attend each annual meeting of shareholders. At last year’s annual meeting of shareholders, held on June 8, 2015, eight (8) directors were present and in attendance.

Board Committees

Our board of directors has three standing committees: the audit and risk committee, the compensation committee, and the nominating and corporate governance committee.

The Audit and Risk Committee. The audit and risk committee is composed of Warren L. Grimes (chairman), Robert G. Rabon, and Michael A. Weeks and operates under a written charter, which the board reviews and reassesses annually. The board of directors has determined that Mr. Rabon meets the definition of “audit committee financial expert” as that term is defined under the Exchange Act.

The committee’s charter is available on our website at http://www.fouroaksbank.com in the “About Us—Investor Information” section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Our board of directors, in its business judgment, has made an affirmative determination that each of Messrs. Grimes, Rabon, and Weeks meets the definition of “independent director” as that term is defined by Nasdaq Listing Rules and SEC rules, including the special independence requirements applicable to audit committee members. In addition, two members of our audit and risk committee have past financial experience resulting in their financial sophistication as required by Nasdaq Listing Rules.

The audit and risk committee was established by our board of directors for the purpose of overseeing our risk management, our accounting and financial reporting processes and audits of our financial statements. The audit and risk committee reviews the results and scope of the annual audit and other services provided by our independent auditor and reviews our financial statements and audit letters provided by our independent auditor. The audit and risk committee is also responsible for reviewing our systems of internal control over financial reporting with management and the independent auditor. In addition, the audit and risk committee oversees our company’s risk management, internal audit, and compliance functions and is responsible for hiring and setting the compensation of the independent auditor, reviewing and concurring in the appointment of our chief risk officer, internal audit director, and compliance officer, and reviewing and approving the evaluation and compensation of our chief risk officer, internal audit director, and compliance officer. The audit and risk committee met nine (9) times during 2015.

The Compensation Committee. The compensation committee is composed of Warren L. Grimes (chairman), Paula Canaday Bowman, Kenneth R. Lehman, Dr. R. Max Raynor, Jr., and Michael A. Weeks, each of whom, with the exception of Mr. Lehman, the board, in its business judgment, has determined meets the definition of “independent director” as that term is defined by the Nasdaq Listing Rules. The board has not determined Mr. Lehman meets the definition of “independent director” as that term is defined by Nasdaq Listing Rules due to his significant ownership in the company. The board of directors nevertheless appointed Mr. Lehman to the compensation committee because it determined that it was in our best interest to utilize Mr. Lehman’s significant experience with financial institutions through service on the compensation committee. Our securities are quoted on the OTCQX and are not listed on a national securities exchange. Therefore, the Nasdaq Listing Rules requiring committee members to be independent are not applicable to us.

During 2015, the compensation committee met four (4) times. The committee operates pursuant to a charter that is available on our website at http://www.fouroaksbank.com in the “About Us—Investor Information” section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. The compensation committee may not delegate its authority to other persons under its charter.

The primary function of the compensation committee is to assist the board of directors in fulfilling its oversight responsibilities for all manner of compensation including salaries, benefits, incentives and bonuses, equity compensation arrangements and other forms of compensation. The compensation committee has overall responsibility for evaluating and administering all compensation plans, policies and programs of the company, ensuring that the compensation programs are consistent with the company’s strategy, properly balance risk and reward and adhere to all laws and regulations. The compensation committee is charged directly with execution of compensation planning for the board of directors, CEO and other executive officers. The compensation committee, subject to the provisions of our Amended and Restated Nonqualified Stock Option Plan, as amended (referred to herein as the “Nonqualified Stock Option Plan” or the “Option Plan”), also has authority in its discretion to determine the employees and directors to whom stock options shall be granted, the number of shares to be granted to each employee or director, and the time or times at which options should be granted. The compensation committee also administers the Four Oaks Fincorp, Inc. 2015 Restricted Stock Plan (the “Restricted Stock Plan”), subject to the provisions thereof, and has broad discretion to construe and interpret the terms and the intent of the Restricted Stock Plan, to designate award recipients, to determine the number of shares of restricted stock and/or restricted stock units (“RSUs”) to be subject to each award, and to determine the terms and conditions of each award.

The CEO reviews the performance of our executive officers (other than the CEO) and, based on that review, the CEO makes recommendations to the compensation committee about the compensation of executive officers (other than the CEO), including equity awards. The CEO does not participate in any deliberations or approvals by the compensation committee with respect to his own compensation. The compensation committee approves all compensation decisions involving the CEO and our other executive officers.

The compensation committee considered publicly-available executive compensation information of peer banks when making compensation decisions for fiscal year 2015. The compensation committee considered director compensation information provided by Matthews, Young - Management Consulting, a management consulting firm ("Matthews, Young"), in 2015 when making compensation decisions for fiscal year 2015. Management engaged Matthews, Young to provide an assessment of and to provide recommendations for director compensation for 2015 based on director compensation practices at peer banks. Matthews, Young reviewed all forms of director compensation for a broad-based peer group of publicly held banks in the Southeast ranging from $450 million to $1.4 billion in total assets. Management also requested Matthews, Young to include certain North Carolina banks in its analysis. Our compensation committee did not rely on the information provided by Matthews, Young exclusively and retains the ultimate responsibility for recommending director compensation to our board of directors.

The Nominating and Corporate Governance Committee. The members of our nominating and corporate governance committee are Dr. R. Max Raynor, Jr. (chairman), Paula Canaday Bowman, Warren L. Grimes, Kenneth R. Lehman, and Michael A. Weeks, each of whom, with the exception of Mr. Lehman, the board has determined, in its business judgment, meets the definition of “independent director” as that term is defined by the Nasdaq Listing Rules. The board has not determined Mr. Lehman meets the definition of “independent director” as that term is defined by Nasdaq Listing Rules due to his significant ownership in the company. The board of directors nevertheless appointed Mr. Lehman to the nominating and corporate governance committee because it determined that it was in our best interest to utilize Mr. Lehman’s significant experience with financial institutions through service on the nominating and corporate governance committee. Our securities are quoted on the OTCQX and are not listed on a national securities exchange. Therefore, the Nasdaq Listing Rules requiring committee members to be independent are not applicable to us.

During 2015, the nominating and corporate governance committee met one (1) time. The committee operates pursuant to a charter that is available on our website at http://www.fouroaksbank.com in the “About Us—Investor Information” section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Pursuant to the committee’s charter, the board of directors has delegated certain responsibilities to the committee regarding director nominations, criteria for proposing or recommending proposed nominees for election and re-election to the board of directors and providing guidance to the board on corporate governance policies and practices.

To be considered by our nominating and corporate governance committee, a director nominee must have certain minimum qualifications, including the ability to read and understand basic financial statements, business experience, relevant industry knowledge, high moral character, meeting certain stock ownership requirements, having his or her primary banking relationship with us (subject to certain exceptions approved by our board), meeting certain age requirements, and the willingness to devote sufficient time to attend meetings and participate effectively on the board of directors. When evaluating candidates, the committee considers the following attributes and corresponding criteria set forth by the committee: education, additional training, knowledge, work experience, perspective, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability, dedication, absence of conflicts of interest, independence, and any other relevant factors the committee deems appropriate in the context of the needs of our board of directors. The committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees.

The nominating and corporate governance committee will consider, in the same manner and based on the same qualifications as its own nominations, shareholder nominations for directors. To be considered, a shareholder nomination must be sent to the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. The nomination must be received no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, and it must contain enough information regarding the nominee to permit the committee to assess the relevant qualifications of the nominee, such as biographical profile, list of affiliated companies, and potential conflicts of interest.

Shareholder Communications

Our shareholders may communicate directly with the members of the board of directors or the individual chairmen of standing board committees by writing directly to those individuals at the following address: Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual unless we believe the communication may pose a security risk.

Code of Ethics

Our board of directors has adopted a code of ethics (our “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of our Code of Ethics is available at http://www.fouroaksbank.com in the “About Us—Investor Information” section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177). Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, our Code of Ethics on our website within four business days following the date of such amendment or waiver.

Proposal No. 1

ELECTION OF DIRECTORS

The following table and accompanying biographies provide information on our nominees for election to the board of directors:

Name	Age	Director Since	Positions and Offices with our Company & Business Experience During Past Five (5) Years
Ayden R. Lee, Jr.	67	1983
Chairman of the Board of Directors of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. Mr. Lee served as the President of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company from 1997 and 1989, respectively, until March 2015 and as Chief Executive Officer of the company and the bank from 1997 and 1980, respectively, until July 2015. Mr. Lee also served as Executive Chairman of the company from July 2015 to December 2015.

Name	Age	Director Since	Positions and Offices with our Company & Business Experience During Past Five (5) Years
David H. Rupp	52	2015
Director, Chief Executive Officer and President of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. Mr. Rupp became the President of the company and the bank in March 2015 and Chief Executive officer in July 2015 after serving as Executive Vice President from September 2014 to March 2015 and Chief Operating Officer from September 2014 to July 2015. Mr. Rupp joined the company and the bank as Senior Vice President, Strategic Project Manager in June 2014. Prior to joining the company and the bank, he most recently served as Retail Banking and Mortgage President of VantageSouth Bank from 2012 to 2014. From 2009 to 2011, Mr. Rupp served as Chief Executive Officer of Greystone Bank and, from 2008 to 2009, he served as Senior Executive Vice President of Regions Financial Corporation. Prior to his employment with Regions Financial Corporation, Mr. Rupp held various positions at Bank of America and First Union Corporation.

Paula Canaday Bowman	67	1989	Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. Ms. Bowman is a retired school teacher. Since 2006, Ms. Bowman has served as director of Benson Area Medical Center.
Warren L. Grimes	67	1992
Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company.  From 2001 through 2013, Mr. Grimes served as Executive Director of Smithfield Housing Authority, which provides public housing for low income persons.  Mr. Grimes has also served as Partner in Reedy Creek Direct Marketing Associates, a website hosting company, as Chief Financial Officer of Reedy Creek Technologies, a software development company, and owned and operated a private solid waste business for 22 years.

Kenneth R. Lehman	57	2015
Director and principal shareholder of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. Kenneth R. Lehman is a private investor and former attorney. Over the last five years, Mr. Lehman has served as a director of several banks and bank holding companies including three publicly-traded companies: First Capital Bancorp, Inc., where he has served as a director from 2012 through January 2016, Virginia Commerce Bancorp, Inc., where he served as a director from November 2009 through January 2014, and Tower Bancorp, Inc., where he served as a director from March 2009 through February 2012. Mr. Lehman also currently serves as a director of Delmar Bancorp and the Bank of Delmarva, Liberty Bell Bank, and Marine Bank & Trust Company.

Name	Age	Director Since	Positions and Offices with our Company & Business Experience During Past Five (5) Years
Robert G. Rabon	62	2012
Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. Mr. Rabon is a founding partner of Rabon & Dailey, LLP, an accounting firm established in 1981. Since 2001, he has also served as CEO or Co-CEO of Coldwell Banker Advantage, a residential real estate firm. Mr. Rabon is a principle partner of Advantage Lending, LLC, a residential mortgage broker, and a partner in Cardinal Title, LLC, an affiliated title insurance company. He is also a managing member of various limited liability companies that own and manage office properties and an industrial site. Mr. Rabon is a licensed real estate broker and certified public accountant (CPA).

Dr. R. Max Raynor, Jr.	58	2000
Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company.  Dr. Raynor has been an optometrist since 1985 and owns Professional Eye Care, a full scope eye care practice, with locations in Benson, Clinton and Roseboro, North Carolina.

Michael A. Weeks	64	2006
Lead Independent Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company.  Since 1987, Mr. Weeks has served as architect and President of Weeks Turner Architecture, P.A., a full service architectural firm.  Mr. Weeks is also Member Manager of the following real estate development companies: Atlantic Park, LLC, Weeks & Sherron, LLC, Weeks Sherron & Turner, LLC, Serwee Associates, LLC, South Main Associates, LLC, Durant Business Center, LLC, Tryon Theater, LLC, Knightdale Business Partners, LLC, WRS, LLC, SWR, LLC, Brown Street Associates, LLC, and Mann’s Chapel Properties, LLC.  Mr. Weeks also serves as Member Manager of a family farm, Weeks Associates, LLC, and co-owner of Lake Wheeler Mobile Estates, LLC, a mobile home park.  In addition, Mr. Weeks has diverse experience serving on various government, community and private boards.

Factors Bearing on Qualifications of Directors

The experience, qualifications, attributes, skills and other factors that lead our board of directors to conclude that each of our directors listed in the table above should serve or continue to serve as a director are described below.

Ayden R. Lee, Jr.

•
Management experience and understanding of our goals, values and culture through service as a director since 1983, Chairman of the Board of Directors since 2006, Executive Chairman from July 2015 to December 2015, Chief Executive Officer from 1980 to 2015, and President from 1989 to 2015;

•	Extensive knowledge of the banking industry and experience with various regulatory agencies;

•	A certified public accountant (CPA) (inactive);

•	Accounting background and ability to read and analyze financial information;

•	Leadership skills and ability to work with and motivate others; and

•	Visible and active community leader.

David H. Rupp

•	Leadership skills and ability to effectively communicate goals, values and culture that motivate others within an organization;

•
Experience serving in leadership roles of a number of banking institutions, including as our Chief Executive Officer since July 2015, President since March 2015, and Chief Operating Officer from September 2014 to July 2015;

•	Diverse perspective of the banking industry gained by serving in the management of banks of varying sizes and geographic footprints; and

•	Extensive knowledge of the banking industry and experience with various regulatory agencies.

Paula Canaday Bowman

•	Understanding of our goals, values and culture through service as a director of our company since 1989;

•	Varied prior board experience through service on the nominating and corporate governance committee and the compensation committee and as director of Benson Area Medical Center;

•	Knowledge of the economy in a large part of our market area; and

•	Substantial personal financial interest in our long-term growth, stability and success because of her ownership of our stock.

Warren L. Grimes

•	Understanding of our goals, values and culture through service as a director of our company since 1992;

•	Ability to read and analyze financial statements;

•	Management experience as owner and operator of a private solid waste business for 22 years; and

•	Familiarity with regulatory agencies and procedures gained from service as executive director of a public housing authority.

Kenneth R. Lehman

•	Experience as an attorney representing private and public financial institutions;

•	Knowledge of banking and securities laws and regulations;

•	Understanding of the banking industry including bank valuations and mergers and acquisitions; and

•	Service as a director of other banking institutions and public companies.

Robert G. Rabon

•	Understanding of our goals, values and culture through service as a director of our company since 2012;

•	A certified public accountant (CPA);

•	Accounting background and ability to read and analyze financial information;

•	Extensive knowledge of the real estate market in a portion of our banking market through experience as a real estate broker;

•	Leadership skills and ability to effectively communicate goals, values and culture that motivate others within an organization; and

•	Management experience in multiple industries.

Dr. R. Max Raynor, Jr.

•	Understanding of our goals, values and culture through service as a director of our company since 2000;

•	Management experience through managing, operating, and growing a successful eye care practice since 1985;

•	Ability to identify with the financial needs of small and mid-sized businesses, which is an important segment of our customer base; and

•	Visible and active community leader.

Michael A. Weeks

•	Understanding of our culture, values and goals through service as a director of our company since 2006;

•	Management experience through managing, operating, and growing a successful architectural firm since 1987;

•	Ability to read and analyze financial statements and communicate with accounting professionals;

•	Knowledge of the real estate market in a portion of our banking market through managing various real estate development companies;

•	Familiarity with regulatory agencies and procedures gained from his broad-ranging experience on government and private boards and his real estate development activities; and

•	Visible and active community leader.

Number of Directors and Term

The number constituting our board of directors must be at least five (5), but not more than twenty-one (21). The number of directors within this variable range may be fixed or changed from time to time by our shareholders or our board of directors. Our board of directors has set the number of directors at eight (8). The members of our board of directors are elected by our shareholders to serve one (1) year terms.

All of our directors hold office until the next annual meeting or until their successors are elected and qualified. Pursuant to agreements entered with each of our directors, each director is required to retire from his or her position as a director upon the occurrence of certain events, including, among other things, the attainment of age 70 or residence outside of North Carolina (subject to certain exceptions approved by our board).

Our board of directors has no reason to believe that the persons named above as nominees will be unable or will decline to serve as a director if elected. However, in the event of death or disqualification of any nominee or refusal or inability of any nominee to serve, it is the intention of the proxyholders to vote for the election of such other person or persons as the proxyholders determine in their discretion; but in no circumstance will the proxy be voted for more than eight (8) nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

Vote Requirement

Pursuant to North Carolina law, the eight (8) candidates who receive the highest number of votes will be elected as directors.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted in the election of directors and will not be included in determining which candidates received the highest number of votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

AUDIT AND RISK COMMITTEE REPORT

As described above, the audit and risk committee of our board of directors is composed of Warren L. Grimes (chairman), Robert G. Rabon, and Michael A. Weeks and operates under a written charter adopted by the board of directors, which is available on our website at http://www.fouroaksbank.com in the “About Us—Investor Information” section under the listing for governance documents.

Management is responsible for our internal control over financial reporting and the financial reporting process, including the presentation and integrity of our financial statements. Our independent auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The audit and risk committee’s responsibility is to monitor and oversee these processes. The audit and risk committee also hires and sets the compensation for our independent auditor. Members of the audit and risk committee rely without independent verification on the information provided to them and on representations of management and our independent auditor.

Accordingly, the audit and risk committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit and risk committee’s considerations and discussions referred to below do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that our financial statements are presented in accordance with accounting principles generally accepted in the United States of America, or that our auditors are in fact “independent.”

In this context, the audit and risk committee has met and held discussions with our management, who represented to the audit and risk committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit and risk committee has reviewed and discussed the consolidated financial statements with both management and the independent auditor. The audit and risk committee also discussed with the independent auditor matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees. Our independent auditor also provided to the audit and risk committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit and risk committee concerning independence, and the audit and risk committee has discussed with the independent auditor its independence.

Based upon the audit and risk committee’s discussions with management and the independent auditor and the audit and risk committee’s review of our consolidated financial statements, representations of management, and the report of the independent auditor to the audit and risk committee, and subject to the limitations on the role and responsibility of the audit and risk committee referred to above and the audit and risk committee charter, the audit and risk committee recommended that our board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Audit and Risk Committee
Warren L. Grimes (chairman)
Robert G. Rabon
Michael A. Weeks

INFORMATION CONCERNING EXECUTIVE OFFICERS

Certain information regarding our executive officers is set forth below. Executive officers are appointed by our board of directors, or a duly appointed officer if authorized by the board of directors, to hold office until their death, resignation, retirement, removal, disqualification or until their successor is appointed and qualified. Additional information regarding Mr. Rupp is included in the director profiles set forth above.

Name	Age	Executive Officer Since	Positions and Offices with our Company & Business Experience During Past Five (5) Years
David H. Rupp	52	2014
Director, Chief Executive Officer and President of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. Mr. Rupp became the President of the company and the bank in March 2015 and Chief Executive officer in July 2015 after serving as Executive Vice President from September 2014 to March 2015 and Chief Operating Officer from September 2014 to July 2015. Mr. Rupp joined the company and the bank as Senior Vice President, Strategic Project Manager in June 2014.

Jeff D. Pope	59	2004
Executive Vice President of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company, Chief Banking Officer of Four Oaks Bank & Trust Company.  Mr. Pope has been our Executive Vice President and Chief Banking Officer of Four Oaks Bank & Trust Company since January 2009.  From 2005 until January 2009, he served as Executive Vice President and Branch Administrator, and from 2000 until 2005, he served as Senior Vice President and Regional Executive.

Lisa S. Herring	40	2009
Executive Vice President, Chief Operating Officer of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company and Chief Risk Officer of the bank. Ms. Herring was named Chief Operating Officer of the company and the bank in December 2015. Ms. Herring has been an Executive Vice President of the company and Chief Risk Officer of the bank since July 2009. From 2005 until July 2009, Ms. Herring served as the bank’s Senior Vice President and General Auditor. From 2002 until 2005, Ms. Herring served as the bank’s Vice President and General Auditor.

Deanna W. Hart	38	2015
Executive Vice President, Chief Financial Officer of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. Ms. Hart was appointed to her current position in September 2015. Prior to her appointment as Chief Financial Officer, Ms. Hart served as the bank’s Senior Vice President and Controller since January 2014 and as acting CFO for the company and the bank beginning in September 2015. Prior to that, Ms. Hart served as the bank’s Senior Vice President and Director of Internal Audit starting in January 2010. From 2005 to 2010, Ms. Hart served as Vice President and Senior Auditor and previously served as Assistant Vice President and Staff Auditor from 2003 to 2005.

Name	Age	Executive Officer Since	Positions and Offices with our Company & Business Experience During Past Five (5) Years
Warren D. Herring, Jr.	46	2015
Executive Vice President of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company and Chief Credit Officer of Four Oaks Bank & Trust Company. Mr. Herring joined the company and the bank in March 2015, initially serving as Chief Credit Officer on an acting basis until May 2015. Prior to joining the company and the bank, he most recently served as Chief Credit Officer and Executive Vice President of Premier Commercial Bank from August 2010 until March 2015. From 2008 until 2010, Mr. Herring served as Senior Credit Administration Manager of CommunityOne Bank and, from 2007 to 2008, he served as Senior Regional Risk Manager of RBC Bank. Prior to his employment with RBC Bank, Mr. Herring held positions at First National Bank and Trust Company and Central Carolina Bank.

Proposal No. 2

APPROVAL OF THE REVERSE STOCK SPLIT

Our board of directors has adopted resolutions: (i) declaring that an amendment to our Articles of Incorporation to effect a one-for-five reverse stock split of our authorized, issued and outstanding common stock (the “Reverse Stock Split”), as described below, was advisable and in the best interests of the company and its shareholders and (ii) directing that a proposal to approve the Reverse Stock Split be submitted to our shareholders for their approval.

If the Reverse Stock Split proposal is approved by our shareholders, the board will be granted discretionary authority to amend our Articles of Incorporation to effect the Reverse Stock Split at an exchange ratio of one-for-five. The board has agreed that it will exercise its discretionary authority to effect the Reverse Stock Split on or before December 31, 2016, or it will re-submit the proposal to our shareholders.

The board’s decision whether or not (and when) to effect the Reverse Stock Split will be based on a number of factors, including the market price and liquidity of the common stock prior to implementing the Reverse Stock Split. The text of the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Appendix A.

Background and Reasons for the Reverse Stock Split Proposal

The board of directors is submitting the Reverse Stock Split proposal to our shareholders for approval with the intent of increasing the market price of our common stock. If approved by the shareholders and implemented by the board of directors, the Reverse Stock Split should also enhance liquidity. Accordingly, we believe that providing the board of directors with the ability to effect the Reverse Stock Split is in the best interests of the company and its shareholders.

We believe that the Reverse Stock Split, if implemented, will make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may affect its acceptability to certain investors. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that, if approved and implemented by our board of directors, the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The board of directors also believes the Reverse Stock Split will provide the board increased flexibility to consider future actions to benefit the company and our shareholders. The board of directors believes that the reduction in issued and outstanding shares resulting from the Reverse Stock Split will make the magnitude of dividends approved at the discretion of the board based on our future performance, if any, more meaningful to shareholders on a per share basis. In addition, in the future, the board of directors may consider applying for the listing of our shares on a national securities exchange such as The NASDAQ Stock Market LLC, which, for example, requires, among other items, an initial bid price of at least $4.00 per share and, following initial listing, maintenance of a continue price of at least $1.00 per share. The board of directors has not evaluated these or any other alternatives not otherwise described herein, but believes the Reverse Stock Split provides the benefit of increased flexibility in the event it does so in the future.

Effects of the Reverse Stock Split

The following table sets forth the number of shares of our common stock that would be (i) authorized, (ii) issued and outstanding, (iii) reserved for issuance (including shares subject to outstanding options and warrants), and (iv) authorized for issuance and neither issued nor reserved for issuance, in each case, after the Reverse Stock Split, based on information as of the Record Date (rounded to the nearest whole share).

	Common Stock
	Before the reverse split	After the reverse split
Authorized	80,000,000	16,000,000
Issued and outstanding	33,664,216	6,732,843
Reserved for issuance	1,900,062	380,012
Authorized but neither issued nor reserved for issuance	44,435,722	8,887,145

Effect of Outstanding Shares of Common Stock. If the Reverse Stock Split proposal is approved by the shareholders and the board of directors determines to effectuate the Reverse Stock Split, then the number of shares of our common stock that would be outstanding immediately after the Reverse Stock Split, based on 33,664,216 shares of common stock issued and outstanding as of the Record Date, would be 6,732,843, which is an approximately 80% reduction in the number of outstanding shares of our common stock.

Effect on Authorized but Unissued Shares of Common Stock. Currently, we are authorized to issue up to a total of 80,000,000 shares of common stock. Concurrently with the Reverse Stock Split, our authorized shares of common stock will decrease by the same ratio as the Reverse Stock Split (rounded to the nearest whole share). If the Reverse Stock Split is approved by the shareholders and the board determines to effectuate the Reverse Stock Split, then we will be authorized to issue 16,000,000 shares of common stock on a post-Reverse Stock Split basis.

Effect on Preferred Stock and Tax Asset Protection Plan. The number of authorized, issued and outstanding shares of our Preferred Stock will not change as a result of the Reverse Stock Split.

Effect on Certain Shareholders. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the company. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power.

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of our common stock. Further, the Reserved Split may result in some shareholders holding fractional shares. Odd lot and fractional shares may be more difficult to sell, and brokerage commissions and other costs of transactions in such shares may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Effect on Equity Plans and Awards.

Reserved Shares Under Company Equity Plans. As of the effective time of the Reverse Stock Split, we will adjust and proportionately decrease the number of shares of common stock available for issuance under the Option Plan, the Restricted Stock Plan, and the Purchase Plan (as defined below) in proportion to the Reverse Stock Split ratio of one-for-five.

Outstanding Options Awards. All outstanding options would be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. Specifically, under the terms of the outstanding options, the Reverse Stock Split would cause a reduction in the number of shares of our common stock issuable upon exercise such options in proportion to the Reverse Stock Split ratio of one-for-five and would cause a proportionate increase in the exercise price of such awards.

Outstanding Restricted Stock Awards. In addition, all unvested shares of restricted stock would be adjusted proportionally such that the number of outstanding shares would be reduced by the Reverse Stock split ratio of one-for-five.

Effect on the Tax Asset Protection Plan and Preferred Stock. On August 18, 2014, the company entered into a Tax Asset Protection Plan (the “Rights Agreement”) with Computershare Trust Company, N.A. (“Computershare”) (as successor to Registrar and Transfer Company), as Rights Agent. In connection with the Rights Agreement, the board declared a dividend of one right (a “Right”) for each outstanding share of common held of record at the close of business on August 19, 2014, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement). Each Right entitles its registered holder to purchase from the company, after the Separation Time, one one-thousandth of a share of the company’s Series A Preferred Stock for $10.00 (the “Exercise Price”), subject to adjustment. As of the Effective Time of the Reverse Stock Split, (i) the Exercise Price for each Right will be increased to $60 and (ii) each whole share of common stock will still have exactly one Right associated with it. The Reverse Stock Split will not affect the number of authorized shares of Series A Preferred Stock, none of which are currently issued and outstanding.

Risks Associated with the Reverse Stock Split

While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract additional investors or that such share price will satisfy the investing guidelines of institutional investors or investment funds. In addition, other factors such as the extent of analyst coverage may impact both institutional awareness of and interest in us. As a result, the trading liquidity of our common stock may not necessarily improve.

If the Reverse Stock Split is implemented and the market price of the common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. However, the market price of the common stock will also be based on our financial performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the reduction in the number of shares available in the public market after the Reverse Stock Split could cause the trading market for our common stock to become less liquid.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the State of North Carolina. The exact timing of the filing of the Articles of Amendment is in our board’s discretion to be determined by our board based on its evaluation as to when such action will be the most advantageous to the company and our shareholders; provided, however, that our board has agreed that it will exercise its discretionary authority to effect the Reverse Stock Split on or before December 31, 2016, or it will re-submit the proposal to shareholders. The board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the Articles of Amendment, our board, in its sole discretion, determines that it is not in our best interest and the best interests of our shareholders to effect the Reverse Stock Split.

After the Effective Time, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Exchange Act.

Discretionary Authority of the Board of Directors to Abandon Reverse Stock Split

The board of directors reserves the right to abandon the Reverse Stock Split without further action by the shareholders at any time before the effectiveness of the filing with the North Carolina Secretary of State of Articles of Amendment to the Articles of Incorporation if the board, in its sole discretion, determines that it is not in our best interest and the best interests of our shareholders to effect the Reverse Stock Split, even if the Reverse Stock Split has been authorized by the shareholders at the Annual Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Beneficial Owners of Common Stock and Shareholders Who Hold Shares in Street Name

If the Reverse Stock Split is implemented, we intend to treat shares held by shareholders through a broker, bank, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our common stock with a broker, bank, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, shareholders holding certificated shares will be required to exchange their stock certificates for the appropriate number of shares held electronically in book entry form (“Book Entry Shares”) resulting from the Reverse Stock Split. This means that, instead of receiving a new stock certificate, shareholders holding certificated shares prior to the Effective Time of the Reverse Stock Split will receive a statement of holding indicating the number of Book Entry Shares held by them after giving effect to the Reverse Stock Split. Shareholders of record at the Effective Time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by Computershare, the company’s transfer agent. Shareholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Time of the Reverse Stock Split, the transfer agent will send a letter of transmittal to each such shareholder advising him, her or it of the procedure for surrendering certificates representing the number of shares of our common stock prior to the Reverse Stock Split (“Old Stock Certificates”) in exchange for Book Entry Shares representing the number of shares of our common stock resulting from the Reverse Stock Split.

As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued Book Entry Shares registered in the name of such person. Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the Effective Time of the Reverse Stock Split to represent the number of full shares of the common stock resulting from the Reverse Stock Split. Until they have surrendered their Old Stock Certificates for exchange, shareholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record. Any shareholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to Book Entry Shares only after complying with the requirements that the company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

If any Book Entry Shares are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to the company any applicable transfer taxes or establish to the company’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer. In all other cases, no service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate.

Shareholders of record who hold only uncertificated shares will have their holdings electronically adjusted by our transfer agent to give effect to the Reverse Stock Split.

SHAREHOLDERS SHOULD NOT DESTROY ANY OLD STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY OLD STOCK CERTIFICATES FOR EXCHANGE UNTIL REQUESTED TO DO SO.

Fractional Shares

Fractional shares will be issued in connection with the Reverse Stock Split (calculated to six decimal places). The fractional shares shall entitle the holder, in proportion to such holder’s fractional shares, exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the company upon liquidation. All of such shares will be issued in book-entry form as described above.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, the Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

 Accounting Matters

The proposed amendment to our Articles of Incorporation will not affect the par value of our common stock, which will remain $1.00 par value per share. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the reverse stock split. Reported per share net income or loss would be higher because there will be fewer shares of common stock outstanding.

Appraisal Rights

Under Article 13 of the North Carolina Business Corporation Act, our shareholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide shareholders with any such right.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material United States federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary is based on the income tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations promulgated thereunder, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could result in the United States federal income tax consequences of the Reverse Stock Split differing from those discussed below.

This summary does not address all of the United States federal income tax consequences that may be relevant to holders of our common stock in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation, banks, insurance companies, thrift institutions, other financial institutions, regulated investment companies, real estate investment trusts, S corporations, partnerships or other pass-through entities, tax-exempt organizations, United States expatriates, holders subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, dealers in securities or currencies, holders of our common stock whose functional currency is not the U.S. dollar, holders that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, persons who acquire shares of our common stock in connection with employment or other performance of services, or persons that do not hold our common stock as “capital assets” as defined in the Code (generally, property held for investment). If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of our common stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the United States federal income tax consequences of the Reverse Stock Split.

This summary does not address tax considerations under state, local, non-U.S., and non-income tax laws. Furthermore, no ruling or tax opinion of legal or tax counsel has been obtained with respect to the consequences of the Reverse Stock Split.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split should be treated as a recapitalization that qualifies as a corporate “reorganization,” as defined in the Code, for United States federal income tax purposes. Therefore, subject to the limitations and qualifications set forth in this discussion, no gain or loss will be recognized by a holder of our common stock upon the Reverse Stock Split. The aggregate tax basis in the common stock received by a holder pursuant to the Reverse Stock Split would equal the aggregate tax basis in the common stock surrendered by such holder pursuant to the Reverse Stock Split, and the holding period for the common stock received by a holder pursuant to the Reverse Stock Split should include the holding period for the common stock surrendered by such holder pursuant to the Reverse Stock Split.

Vote Requirement

The Reverse Stock Split proposal will be approved if the votes cast “FOR” approval constitute at least a majority of our common stock issued and outstanding and entitled to vote thereon. Abstentions, broker non-votes, if any, and any shareholder’s failure to vote on the proposal will have the same effect as votes “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary compensation information for, (i) our current and former CEOs, (ii) our next two most highly compensated executive officers during 2015 who were serving in such roles at the end of the year, and (iii) a former executive officer who was one of the two most highly compensated executive officers during 2015 but was not serving as such at the end of the year, for services rendered to us during the fiscal year ended December 31, 2015 and, for those individuals that were named in the Summary Compensation Table included in the proxy statement for our 2015 Annual Meeting of Shareholders, the fiscal year ended December 31, 2014. We refer to the persons identified in the table below as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	All other compensation ($)	Total ($)
David H. Rupp, Chief Executive Officer and President (2)	2015	$240,000	$90,214	$46,455 (3)	$0	$5,994 (4)	$382,663
Ayden R. Lee, Jr., Chairman, Chief Executive Officer and President (5)	2015	$324,525 (6)	$718	$175,228 (7)	$0	$559,824 (8)	$1,060,295
	2014	$272,406	$200	$0	$5,130	$3,646 (9)	$281,382
Jeff D. Pope, Executive Vice President, Chief Banking Officer	2015	$172,000	$60,216	$23,228 (10)	$0	$6,091 (11)	$261,535
	2014	$158,064	$25,200 (12)	$0	$2,565	$2,761 (13)	$188,590
Lisa S. Herring, Executive Vice President, Chief Operating Officer and Chief Risk Officer	2015	$165,000	$60,226	$23,228 (14)	$0	$5,891 (15)	$254,344
Nancy S. Wise, Former Executive Vice President, Chief Financial Officer (16)	2015	$140,541 (17)	$100	$7,980 (18)	$0	$232,736 (19)	$381,357
	2014	$153,041	$200	$0	$2,565	$390 (20)	$156,196

(1)
Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”) of the option awards or restricted stock awards granted to each of our named executive officers. Assumptions used in the calculation of this amount for the restricted stock awards made during the fiscal year ended December 31, 2015 are based on management’s assessment of the probability of reaching the applicable performance goals as of the grant dates for performance-based vesting of restricted stock awards. The specific assumptions used to compute this amount for our named executive officers (with the exception of Mr. Lee, as described below) are as follows:

	Performance Period ending December 31, 2015	Performance Period ending December 31, 2018
Grant Date*	January 20, 2015	December 21, 2015
Percent Allocation	15%	85%
Market Price at Grant Date	$1.52	$1.71
Probability at Grant Date	70%	5%

*Based on the date on which the compensation committee set the performance measures and goals for the applicable Performance Period (as defined below).

Additional information on the Restricted Stock Plan is included in Note O of the Annual Report on Form 10-K filed with the SEC on March 29, 2016. See “Restricted Stock Plan” below for more information on the performance-based vesting of the restricted stock awards made to our named executive officers during 2015. Assumptions used in the calculation of this amount for option awards made during the fiscal year ended December 31, 2014 are included in Note N of the Annual Report on Form 10-K filed with the SEC on March 29, 2016.

(2)
After serving as our Executive Vice President, Chief Operating Officer, Mr. Rupp was appointed as our President effective March 31, 2015 (in addition to continuing to serve as Chief Operating Officer) and as our Chief Executive Officer effective July 8, 2015.

(3)	Pursuant to ASC Topic 718, the aggregate value of the awards at the grant date assuming the highest level of performance conditions are achieved equals $365,370.

(4)
Includes $5,604 in contributions under our Four Oaks Bank & Trust Company Retirement Plan (the “Retirement Plan”) and $390 in life insurance premiums paid by us on behalf of the named executive officer.

(5)
In connection with the management transition plan approved by our board of directors on June 8, 2015, Mr. Lee was reassigned to the position of Executive Chairman, effective July 8, 2015, with a base salary of $20,000 per month. Effective December 31, 2015, Mr. Lee resigned as our Executive Chairman, but continues to serve as our non-management Chairman of the Board of Directors.

(6)	Includes $5,238 for accrued, unused vacation days and payment of $62,861 for accrued, unused sick days in connection with Mr. Lee’s resignation as our Executive Chairman.

(7)
In connection with Mr. Lee’s resignation, the compensation committee reclassified the vesting provisions of his award of restricted stock to be consistent with those applicable to the other non-management directors described in “2015 Director Compensation” below. Pursuant to ASC Topic 718, the aggregate value of the awards at the grant date assuming the highest level of performance conditions are achieved equals $334,685.

(8)
Includes $545,212 paid pursuant to change in control provisions of the Amended and Restated Executive Employment Agreement between Mr. Lee and the bank (see “Severance and Change in Control Arrangements—Employment Agreement with Ayden R. Lee, Jr.” below for more information), $7,000 for the value of the company automobile previously used by Mr. Lee that was granted to him in connection with his retirement, $7,358 in contributions under the Retirement Plan, and $254 in life insurance premiums paid by us on behalf of the named executive officer.

(9)	Includes $3,354 in contributions under the Retirement Plan and $292 in life insurance premiums paid by us on behalf of the named executive officer.

(10)	Pursuant to ASC Topic 718, the aggregate value of the awards at the grant date assuming the highest level of performance conditions are achieved equals $182,685.

(11)	Includes $5,701 in contributions under the Retirement Plan and $390 in life insurance premiums paid by us on behalf of the named executive officer.

(12)
A bonus in the amount of $25,000 paid in March 2015 to the named executive officer for his service to the company during 2014 was inadvertently omitted from the disclosures in the Summary Compensation Table in the company’s proxy statement for the 2015 Annual Meeting of Shareholders. The previously-omitted amount has been corrected in the bonus amount for 2014 above.

(13)	Includes $2,371 in contributions under the Retirement Plan and $390 in life insurance premiums paid by us on behalf of the named executive officer.

(14)	Pursuant to ASC Topic 718, the aggregate value of the awards at the grant date assuming the highest level of performance conditions are achieved equals $182,685.

(15)	Includes $5,501 in contributions under the Retirement Plan and $390 in life insurance premiums paid by us on behalf of the named executive officer.

(16)	Effective as of September 1, 2015, Ms. Wise resigned as our Executive Vice President and Chief Financial Officer.

(17)	Includes $7,718 for accrued, unused vacation days and payment of $28,585 for accrued, unused sick days in connection with Ms. Wise’s resignation.

(18)
In connection with Ms. Wise’s resignation and pursuant to her award agreement under the Restricted Stock Plan, the shares of restricted stock awarded to Ms. Wise during 2015 were forfeited as of September 1, 2015. Pursuant to ASC Topic 718, the aggregate grant date fair value of the shares of restricted stock awarded to Ms. Wise for the three-year Performance Period ending December 31, 2018 could not be computed until after her resignation and the forfeiture of her restricted stock award. Therefore, the figure above represents only the aggregate grant date fair value of the portion of the restricted stock awarded related to the one-year Performance Period ending December 31, 2015. Pursuant to ASC Topic 718, the value of the award at the grant date assuming the highest level of performance conditions were achieved equals $11,400.

(19)
Includes 218,476 paid pursuant to the Severance and General Release Agreement between Ms. Wise and Four Oaks Bank & Trust Company (the “bank”) (see “Severance and Change in Control Arrangements—Severance and General Release Agreement with Nancy S. Wise” below for more information), $14,000 for the value of the company automobile previously used by Ms. Wise that was granted to her in connection with her resignation, and $260 in life insurance premiums paid by us on behalf of the named executive officer.

(20)	Includes $390 in life insurance premiums paid by us on behalf of the named executive officer.

Amended and Restated Executive Employment Agreements

On December 3, 2015, the bank entered into Amended and Restated Executive Employment Agreements (the “Employment Agreements”) with our CEO and other currently-employed named executive officers. The Employment Agreements provide each executive a base annual salary that may be increased at the discretion of the board of directors and also provide that each executive is eligible for an annual cash bonus of up to 33% of his or her base salary, which actual amount each year will be determined by the compensation committee. The Employment Agreements also provide additional benefits generally available to executive personnel and to all salaried employees, including insurance benefits, sick leave, and reimbursement of expenses incurred in the course of performing duties under the Employment Agreements.

The severance and change in control arrangement provided by the Employment Agreements are described below in “Severance and Change in Control—Employment Agreements.” Each Employment Agreement includes a requirement that the executive sign a release of all claims as a condition to receiving severance thereunder. Finally, during each executive’s employment with us and for a period of one year following termination of such employment, the executive is prohibited from competing with us or attempting to solicit our customers or employees, unless such employment is terminated without Cause or by notice of non-renewal and following a Change in Control.

Restricted Stock Plan

On January 16, 2015, the board of directors approved and adopted the Restricted Stock Plan. Pursuant to the Restricted Stock Plan, we may award up to 1,920,000 shares of our common stock to eligible employees, directors and third party service providers in the form of restricted stock and/or RSUs. The compensation committee administers the Restricted Stock Plan and has broad discretion to construe and interpret the terms and the intent of the Restricted Stock Plan, to designate award recipients, to determine the number of shares of restricted stock and/or RSUs to be subject to each award, and to determine the terms and conditions of each award. The Restricted Stock Plan will terminate after ten years unless earlier terminated, and the compensation committee may alter, amend, suspend or modify the Restricted Stock Plan at any time.

The Restricted Stock Plan includes certain limitations on awards made by the compensation committee thereunder. The Restricted Stock Plan does not permit a nonemployee director to be granted awards in any calendar year that would result in our company recognizing an aggregate compensation expense for such awards in excess of $250,000. Further, except as may otherwise be permitted under the terms the Tax Asset Protection Plan, dated as of August 18, 2014, between our company and Registrar and Transfer Company, as Rights Agent (the “Rights Agreement”), in no case shall any individual receive awards pursuant to the Restricted Stock Plan that would result in such individual, together with such individual’s Affiliates (as defined in the Restricted Stock Plan), becoming the Beneficial Owners (as such term is defined in the Rights Agreement) of more than 4.9% of our then-outstanding shares of common stock. The maximum aggregate awards of restricted stock or RSUs in any one calendar year to any one individual is generally limited to 500,000 shares, subject to certain adjustments.

The compensation committee may impose any conditions or restrictions it deems advisable on restricted stock or RSUs granted under the Restricted Stock Plan, including a requirement that grantees pay a stipulated purchase price for each share of restricted stock or each RSU, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, other time-based restrictions, or holding requirements or sale restrictions placed on the shares upon vesting of such restricted stock or RSUs, such restrictions to be set forth in individual award agreements. Generally, holders of restricted stock granted under the Restricted Stock Plan may be granted the right to exercise full voting rights with respect to those shares during the period of restriction, while holders of RSUs will have no voting rights. Unless the compensation committee determines otherwise (and in no case for value), awards granted under the Restricted Stock Plan may not be assigned or transferred, other than by will or the applicable laws of descent and distribution. In the event of a Change in Control (as defined below), all restrictions and deferral limitations and other conditions applicable to any awards under the Restricted Stock Plan will lapse.

On January 16, 2015, the compensation committee approved the grant of restricted stock to certain employees of our company, including our named executive officers, under and pursuant to the terms of the Restricted Stock Plan. Awards of restricted stock to our executives vest in two separate tranches, 15% at the end of the one-year period ending on December 31, 2015 and 85% at the end of the three-year period ending on December 31, 2018 (each such period, a “Performance Period”), in each case based on the attainment of the performance measures and goals for that Performance Period. The performance measures for the one-year period ending December 31, 2015 were (i) budgeted net income as set forth in our 2015 budget and (ii) the company having net income in each quarter of 2015. We achieved our targeted performance level for the one-year Performance Period ending December 31, 2015, and therefore 15% of the shares of restricted stock awarded during 2015 to the named executive officers vested as of January 13, 2016, the date the compensation committee determined that the performance goals had been met. The performance measures for the three-year Performance Period are cumulative earnings per share. Earnings per share must be achieved at the 60% threshold performance level in order for 50% of the remaining awards to vest and at the 100% target performance level in order for 100% of the awards to vest. Where achievement against earnings per share falls between these performance levels, the number of shares vest also falls within these levels. Achievement of 70%, 80%, and 90% of target earnings per share results in vesting of 60%, 75%, and 87.5% respectively. Additionally, if 110% or more of the target performance level is obtained, 100% of the awards will vest and an additional 10% of the applicable restricted stock grant amount will be awarded to each recipient in fully-vested shares.

Prior to the adoption of the Restricted Stock Plan, the board of directors historically granted options during its annual February meeting following the end of a fiscal year. Grants of stock options to our named executive officers under our Nonqualified Stock Option Plan have been made completely at the discretion of the board of directors or the compensation committee after a fiscal year is ended based upon the actual performance of our common stock, the compensation committee’s discretionary assessment of an individual’s performance and responsibilities, and position with our company.

The following table contains information about the options and shares of restricted stock held by our named executive officers at December 31, 2015.

Outstanding Equity Awards at 2015 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities underlying unexercised options (#) Exercisable		Number of Securities underlying unexercised options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares of units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)(5)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(5)
David H. Rupp	—		—		—	—	30,000	(6)	$52,500	170,000	(7)	$297,500
Ayden R. Lee, Jr.	—		—		—	—	15,000	(6)	$26,250	170,000	(7)	$297,500
	—		5,000	(1)	1.70	2/24/2019
	5,000	(2)	—		1.15	3/11/2018
	5,000	(3)	0		1.70	2/27/2017
	5,000	(4)	0		3.00	2/28/2016
Jeff D. Pope	—		—		—	—	15,000	(6)	$26,250	85,000	(7)	$148,750
	—		2,500	(1)	1.70	2/24/2019
	2,500	(2)	—		1.15	3/11/2018
	2,500	(3)	0		1.70	2/27/2017
	2,500	(4)	0		3.00	2/28/2016
Lisa S. Herring	—		—		—	—	15,000	(6)	$26,250	85,000	(7)	$148,750
	—		2,500	(1)	1.70	2/24/2019
	2,500	(2)	—		1.15	3/11/2018
	2,500	(3)	0		1.70	2/27/2017
	2,500	(4)	0		3.00	2/28/2016
Nancy S. Wise	—		2,500	(1)	1.70	2/24/2019
	2,500	(2)	—		1.15	3/11/2018
	2,500	(3)	0		1.70	2/27/2017
	2,500	(4)	0		3.00	2/28/2016

(1)	Option was granted on February 24, 2014 pursuant to our Nonqualified Stock Option Plan. This option has a two-year vesting period and expires five years after the date of grant.

(2)	Option was granted on March 11, 2013 pursuant to our Nonqualified Stock Option Plan. This option is fully vested and exercisable and expires five years after the date of grant.

(3)	Option was granted on February 27, 2012 pursuant to our Nonqualified Stock Option Plan. This option is fully vested and exercisable and expires five years after the date of grant.

(4)	Option was granted on February 28, 2011 pursuant to our Nonqualified Stock Option Plan. This option is fully vested and exercisable and expires five years after the date of grant.

(5)	The market value of shares is based on a price of $1.75 per share (the closing price of our common stock as reported by OTCQX on December 31, 2015).

(6)
Performance-based restricted stock vested on January 13, 2016 upon the determination by the compensation committee that the performance measures for the one-year Performance Period ending December 31, 2015 were achieved.

(7)
Performance-based restricted stock will vest, if at all, on the later of the last day of the Performance Period or upon the determination by the compensation committee that the performance measures for the three-year Performance Period ending December 31, 2018 have been achieved, provided that the named executive officer continues to render services to the company through the applicable vesting date.

All of the options listed above expire on the earlier of the date indicated in the option expiration date column or 15 months after termination of the recipient’s employment, except in cases of death or disability, in which case the vesting is accelerated. Options may be exercised to the extent they are vested. Upon a merger in which we are not the surviving corporation, or liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

Any shares of restricted stock listed above that have not vested at the time of the termination of the recipient’s service relationship will be forfeited, although, consistent with the Restricted Stock Plan, the compensation committee has the power, in its sole and absolute discretion, to accelerate vesting where such termination is as a result of the recipient’s death or disability or in other termination situations. In the event that (i) we are liquidated, (ii) we merge or consolidate with another entity and are not the surviving or resulting corporation, or (iii) we sell all or substantially all of our assets, the restrictions and deferral limitations and other conditions applicable to any awards under the Restricted Stock Plan will lapse, and such awards will become free of all restrictions, limitations, or conditions and become fully vested and transferable to the full extent of the original grant.

SERP

Under the terms of the Supplemental Executive Retirement Plan (“SERP”) adopted for Ayden R. Lee, Jr. by the bank, following Mr. Lee’s retirement from the bank effective December 31, 2015, the bank is obligated to provide him with supplemental annual payments for the remainder of his life in the amount of $50,000,subject to certain limitations.

Qualified Retirement Plans

We sponsor the Four Oaks Bank & Trust Company Retirement Plan, which is a contributory profit-sharing plan in effect for substantially all employees, including the named executive officers. Participants may make voluntary contributions resulting in salary deferrals in accordance with Section 401(k) of the Code. The plan provides for employee contributions as a percentage of their annual salary up to the limit allowed by the Internal Revenue Service. Since January 1, 2015, our company has contributed matching funds of 50% of the first 6% of pre-tax salary contributed by each participant; however, contributions under the plan are made at the discretion of our board of directors. Additionally, effective March 1, 2016, our company increased the 401(k) matching contribution under the Retirement Plan from 50% to 75% of the first 6% of pre-tax salary contributed by each participant.

We have historically sponsored the Four Oaks Bank & Trust Company’s Employee Stock Ownership Plan (the “ESOP”) that made our employees owners of stock in our company. The ESOP was available to full-time employees at least 21 years of age after six months of service. Contributions were voluntary by the company and employees could not contribute. Stock issued was purchased on the open market, and we did not issue new shares in conjunction with the plan. Voluntary contributions were determined by our board of directors annually based on our performance and were allocated to employees based on annual compensation. No contributions were made for 2014. On April 8, 2014, our board of directors approved the termination of the ESOP, and final distributions under the ESOP were made in May 2014.

Severance and Change in Control Arrangements

Employment Agreements. As described in the “Amended and Restated Executive Employment Agreements” section above, the bank has Employment Agreements with our CEO and each of our currently-employed named executive officers that contain certain severance arrangements. In the event an executive’s employment is terminated by the bank without Cause or by notice of non-renewal prior to a Change in Control or because of Disability (each as defined below), the executive will be entitled to receive as a lump sum an amount equal to 12 months of his or her then current monthly salary.

If the executive’s employment is terminated by the bank within 18 months following a Change in Control without Cause or by notice of non-renewal or if the executive terminates his or her employment for Good Reason (as defined below) within 18 months following a Change in Control, then the executive is entitled to receive as a lump sum a severance payment equal to two times his or her most recent annual compensation, including the amount of his or her most recent bonus. In addition, Mr. Pope and Ms. Herring are also entitled to receive such severance if he or she is terminated by the bank without Cause or such executive terminates his or her employment for Good Reason prior to August 15, 2016, the two-year anniversary of the closing date of the company’s shareholder rights offering and standby offering. Under each Employment Agreement, the applicable executive is also entitled to receive such severance if, following a Redundancy Transaction (as defined below), the executive’s employment is terminated by the bank without Cause or by notice of non-renewal or by the executive pursuant to the Redundancy Transaction provision. In addition, in each case the executive is entitled to reimbursement for additional costs he or she incurs in obtaining health insurance benefits equivalent to the group benefit plan in which he or she participated prior to termination of employment for a 24-month period following the termination of employment or, if sooner, until he or she obtains comparable coverage in connection with subsequent employment.

For purposes of each Employment Agreement:

“Cause” includes (i) the executive’s demonstrated gross negligence or willful misconduct in the execution of his or her duties; (ii) the executive’s refusal to comply with the bank’s policies, procedures, practices, or directions, after notice and opportunity to cure within 15 days after such notice; (iii) the executive’s commission of an act of dishonesty; (iv) the executive’s being convicted of a felony; or (v) the executive’s breach of the Employment Agreement;

“Change in Control” occurs when (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the company or any entity owned, directly or indirectly, by the shareholders of the company in substantially the same proportions as their ownership of the company’s common stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 33% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the company, unless such person or group becomes such a beneficial owner by certain transfers made for bona fide estate planning purposes; or (ii) (a) the company merges with any other entity, (b) the company consummates a statutory share exchange with another entity, or (c) the company conveys, transfers or leases all or substantially all of its assets to any entity, subject to the customary exception for clauses (ii)(a) and (b) above, where the shareholders of the company immediately before such transaction own immediately following such transaction more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportions as their ownership of securities immediately before such transaction;

“Disability” means the executive’s physical or mental inability to perform substantially all of the executive’s duties, with or without reasonable accommodation, for a period of 90 days, whether or not consecutive, during any 365-day period, as determined in the bank’s reasonable discretion and in accordance with any applicable law;

“Good Reason” means the occurrence of any of the following events or conditions without the executive’s consent: (i) a material diminution in the executive’s title, authority, duties, or responsibilities from such immediately prior to the Change in Control; (ii) a material diminution in the executive’s base salary; (iii) a material change in the geographic location at which the executive must perform his or her services under the Employment Agreement; or (iv) any other action or inaction that constitutes a material breach by the bank of the Employment Agreement; provided that the executive provides notice within 30 days of the initial existence of such condition and the bank does not remedy the condition within 30 days of such notice; and

“Redundancy Transaction” means (i) the company (a) merges with any bank holding company or bank, (b) consummates a statutory share exchange with any bank holding company or bank, or (c) purchases all or substantially all of the stock or assets of any bank holding company or bank, (ii) such merger, exchange or purchase is not a Change in Control as defined above, and (iii) in connection with such merger, exchange, or purchase, a senior executive of another party to such merger, exchange, or purchase is hired by the bank in a role or position and such hiring causes a material diminution in the executive’s title, authority, duties, or responsibilities from such immediately prior to the Redundancy Transaction.

Nonqualified Stock Option Plan. Our Nonqualified Stock Option Plan and the stock option agreements with each named executive officer provide the following:

•
In the event of any termination of a named executive officer’s employment that is either for cause or voluntary on the part of the officer and without our written consent, the options held by such officer immediately terminate.

•
In the event that (i) we are liquidated, (ii) we merge or consolidate with another entity and are not the surviving or resulting corporation, or (iii) we sell all or substantially all of our assets (each, an “Acceleration Event”), the vesting period accelerates for options held by all named executive officers and such options are treated as fully vested immediately prior to such Acceleration Event. The named executive officers then have the right to exercise the fully vested options before the effective date of the Acceleration Event and, to the extent not exercised before the effective date of the Acceleration Event, such options terminate.

•
In the event that the named executive officer’s employment shall otherwise terminate (except by reason of his or her death), such officer may exercise his or her options (to the extent vested) at any time within 15 months after such termination but not more than five years after the date of the option grant. In the event that a named executive officer shall die while employed by the company or within 15 months after the termination of employment, any legatee by will, personal representative or distribution of the options, may exercise the officer's options (to the extent vested) at any time within 15 months after his or her death but not more than five years after the date of the option grant.

Restricted Stock Plan. Our Restricted Stock Plan and the award agreements with each named executive officer provide the following:

•
Any restricted stock that has not vested at the time of the termination of the named executive officer’s service relationship will be forfeited, although, consistent with the Restricted Stock Plan, the compensation committee has the power, in its sole and absolute discretion, to accelerate vesting where such termination is as a result of the named executive officer’s death or Disability (as defined in the Restricted Stock Plan) or in other termination situations.

•
In the event that (i) we are liquidated, (ii) we merge or consolidate with another entity and are not the surviving or resulting corporation, or (iii) we sell all or substantially all of our assets (each, a “Change in Control”), the restrictions and deferral limitations and other conditions applicable to any awards under the Restricted Stock Plan shall lapse, and such awards shall become free of all restrictions, limitations, or conditions and become fully vested and transferable to the full extent of the original grant.

Insurance. Upon the death of an executive, he or she is entitled to the life and accidental death and dismemberment insurance proceeds available through our benefit plans.

Employment Agreement with Ayden R. Lee, Jr. The rights offering and standby offering to Kenneth R. Lehman that the company closed on August 15, 2014, in which Mr. Lehman became a 49% owner of the company, constituted a Change in Control under the Amended and Restated Executive Employment Agreement between the bank and Mr. Lee dated December 11, 2008 (“Mr. Lee’s Employment Agreement”). As a result of this Change in Control and the management transition plan approved by our board of directors on June 8, 2015 and pursuant to Mr. Lee’s Employment Agreement, Mr. Lee was entitled to receive a lump sum, cash severance payment equal to two times the amount of his most recent annual compensation, including the amount of his most recent bonus. In addition, Mr. Lee is entitled to reimbursement for additional costs he incurs in obtaining health insurance benefits equivalent to the group benefit plan in which he participated prior to termination of employment for a 24-month period following the termination of employment or, if sooner, until he obtains comparable coverage in connection with subsequent employment.

Severance and General Release Agreement with Nancy S. Wise. In connection with Ms. Wise’s resignation, Ms. Wise, the company, and the bank entered a Severance and General Release Agreement, effective September 15, 2015. Under the Severance and General Release Agreement, Ms. Wise was paid severance in an amount equal to 16 months of her current base salary plus $10,000 (the “Severance Payment”), less applicable taxes and withholdings, on September 30, 2015. Pursuant to the Severance and General Release Agreement, the bank transferred to Ms. Wise the title of the automobile that was owned by the bank and provided to Ms. Wise for her use as an employee of the bank. Further, the bank paid Ms. Wise for all of her accrued, unused vacation and sick time in a lump sum on September 30, 2015. The bank will also reimburse Ms. Wise for the premiums she pays to continue coverage under the bank’s group health insurance policy pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the 18-month period beginning October 1, 2015. The severance benefits afforded under the Severance and General Release Agreement are in lieu of any other compensation or benefits to which Ms. Wise otherwise might be entitled, including without limitation under the Amended and Restated Executive Employment Agreement between the bank and Ms. Wise dated December 11, 2008, which was terminated along with any remaining obligations thereunder upon execution of the Severance and General Release Agreement.

2015 Director Compensation

We use a combination of cash and equity awards to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties to us as well as the skill level required.

Our non-management directors were paid fees of $1,275 per month in 2015. The lead director was paid fees of $1,600 per month in 2015. In addition, the non-management chairman of each board committee was paid $375 and the other non-management directors were paid $325 for each board committee meeting they attended. During 2015, all of the non-management directors were paid a discretionary cash Christmas bonus of $200.

On January 16, 2015, the compensation committee awarded each non-management director 25,000 shares of restricted stock under the Restricted Stock Plan. The shares of restricted stock vest 50% performance-based and 50% time-based. Performance-based restricted stock vests, subject to achievement of certain performance goals, with respect to 7.5% of the award for the one-year Performance Period ending December 31, 2015 and with respect to 42.5% of the award for the three-year Performance Period ending December 31, 2018. The performance measures for the one-year period ending December 31, 2015 were (1) budgeted net income as set forth in our 2015 budget and (2) the company having net income in each quarter of 2015. We achieved our targeted performance level for the one-year Performance Period ending December 31, 2015, and therefore 7.5% of the shares of restricted stock awarded during 2015 to the directors vested as of January 13, 2016, the date the compensation committee determined that the performance goals had been met. The performance measure for the three-year Performance Period is cumulative earnings per share. Earnings per share must be achieved at the 60% threshold performance level in order for 50% of the remaining performance-based awards to vest and at the 100% target performance level in order for 100% of the remaining performance-based awards to vest. Where achievement against earnings per share falls between these performance levels, the number of shares vest also falls within these levels. Achievement of 70%, 80%, and 90% of target earnings per share results in vesting of 60%, 75%, and 87.5%, respectively. Additionally, if 110% or more of the target performance level is obtained, 100% of the performance-based awards will vest and an additional 10% of the applicable restricted stock grant amount will be awarded to each recipient in fully-vested shares. Time-based restricted stock vests, subject to passage of time, with the grantee remaining on the board as of December 31, 2015 (7.5% of the award) and as of December 31, 2018 (42.5% of the award).

Prior to the adoption of the Restricted Stock Plan, each non-management member of the board of directors was historically granted options during its annual February meeting following the end of a fiscal year. As of December 31, 2015, the number of shares underlying outstanding options for each director was as follows: Ms. Bowman: 2,000 shares; Mr. Grimes: 2,000 shares; Mr. Rabon: 1,000 shares; Mr. Raynor: 2,000 shares; and Mr. Weeks: 2,000 shares.

The table below summarizes the compensation paid by us to non-management directors for the fiscal year ended December 31, 2015.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2) (3)	All Other Compensation ($) (4)	Total ($)
Paula Canaday Bowman	$17,250	$21,903	$200	$39,353
Warren L. Grimes	$25,375	$21,903	$200	$47,478
Kenneth Lehman(5)	$14,375	—	$200	$14,575
Robert G. Rabon	$25,725	$21,903	$200	$47,828
Dr. R. Max Raynor, Jr.	$17,900	$21,903	$200	$40,003
Michael A. Weeks	$32,100	$21,903	$200	$54,203

(1)
Ayden R. Lee, Jr., our Chairman and former CEO, and David H. Rupp, our current CEO, are not included in the table as they were employees during 2015 and thus received no additional compensation for their service as directors. The compensation received by each of Messrs. Lee and Rupp is shown in the Summary Compensation Table that appears earlier in this Proxy Statement.

(2)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount for the restricted stock awards made during the fiscal year ended December 31, 2015 are based on management’s assessment of the probability of reaching the applicable performance goals as of the grant dates for performance-based vesting of restricted stock awards. The specific assumptions used to compute this amount for our directors are as follows:

	Performance Period ending December 31, 2015	Performance Period ending December 31, 2018
Grant Date*	January 20, 2015	December 21, 2015
Percent Allocation	7.5%	42.5%
Market Price at Grant Date	$1.52	$1.71
Probability at Grant Date	70%	5%

*Based on the date on which the compensation committee set the performance measures and goals for the applicable Performance Period.

Time based restricted stock awards are assumed to fully vest at the end of the vesting period. Additional information on the Restricted Stock Plan is included in Note O of the Annual Report on Form 10-K filed with the SEC on March 29, 2016. Assumptions used in the calculation of this amount for option awards made during the fiscal year ended December 31, 2014 are included in Note N of the Annual Report on Form 10-K filed with the SEC on March 29, 2016. Pursuant to ASC Topic 718, the aggregate value of each director’s awards at the grant date assuming the highest level of performance conditions are achieved equals $41,835.

(3)
As of December 31, 2015, the aggregate number of unvested shares of restricted stock outstanding for each director was as follows: Ms. Bowman, 23,125 shares; Mr. Grimes: 23,125 shares; Mr. Rabon: 23,125 shares; Mr. Raynor: 23,125 shares; and Mr. Weeks: 23,125 shares.

(4)	Reflects a discretionary cash bonus of $200 for each director.

(5)	Mr. Lehman was appointed to the board on March 31, 2015 and was subsequently elected to the board at the 2015 Annual Meeting of Shareholders.

Equity Compensation Plan Information

We maintain a Nonqualified Stock Option Plan, an Amended and Restated Employee Stock Purchase and Bonus Plan, as amended (referred to herein as the “Employee Stock Purchase and Bonus Plan” or the “Purchase Plan”), and the Restricted Stock Plan. None of these plans are required to be, or has been, approved by our shareholders. We have also assumed certain outstanding stock options granted under the Nuestro Banco 2007 Nonstatutory Stock Option Plan and Nuestro Banco 2007 Incentive Stock Option Plan in connection with our acquisition of Nuestro Banco in December 2009. The following table sets forth aggregate information regarding our equity compensation plans as of December 31, 2015:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders	181,425 (1)	$1.86	712,656 (2)
Total	181,425	$1.86	712,656

(1)
Represents shares issuable upon exercise of outstanding stock options under our Nonqualified Stock Option Plan. Excludes 12,305 shares issuable upon exercise of outstanding stock options assumed in the acquisition of Nuestro Banco, which have a weighted-average exercise price of $40.79 per share.

(2)
Includes 214,845 shares of our common stock remaining available for future issuance under our Nonqualified Stock Option Plan, 38,811 shares of our common stock remaining available for future issuance under our Employee Stock Purchase and Bonus Plan, and 459,000 shares of our common stock remaining available for future issuance as restricted stock or RSUs under our Restricted Stock Plan. On March 23, 2016, the board of directors approved an amendment to the Employee Stock Purchase and Bonus Plan increasing the number of shares of common stock available for future issuance by 150,000 shares.

Nonqualified Stock Option Plan

The Option Plan provides for grants of nonqualified stock options to officers and directors of our company and its subsidiaries. The Option Plan is administered by the compensation committee of our board of directors, which has broad discretionary authority to administer the Option Plan. The board of directors may amend or terminate the Option Plan at any time, but no amendment or termination of the Option Plan may adversely affect the rights of optionees under prior awards without the optionees’ approval.

The Option Plan provides that the exercise price and number of shares subject to outstanding options will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization. Upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

As of March 22, 2016, 1,542,773 shares had been reserved for issuance under the Option Plan. As of March 22, 2016, there were 129,100 outstanding stock options, and 214,845 shares remained available for future grants. During 2015, there were no stock options granted under the Option Plan.

Employee Stock Purchase and Bonus Plan

The Purchase Plan is a voluntary plan that enables full-time employees of our company and its subsidiaries to purchase shares of our common stock. The Purchase Plan is administered by the compensation committee of our board of directors, which has broad discretionary authority to administer the Purchase Plan. The board of directors may amend or terminate the Purchase Plan at any time. The Purchase Plan is not intended to be qualified as an employee stock purchase plan under Section 423 of the Code.

Participants in the Purchase Plan may purchase our common stock at fair market value equal to 5% of their compensation, up to $1,000. We match in cash 50% of the amount of each participant’s purchase, up to $500. After we withhold for income and employment taxes, participants use the balance of our matching grant to purchase shares of our common stock.

The Purchase Plan will terminate upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets. The Purchase Plan provides that the number of shares reserved for issuance thereunder will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization.

As of March 22, 2016, 518,554 shares of our common stock had been reserved for issuance under the Purchase Plan, and 479,743 shares had been purchased. During 2015, 78,715 shares were purchased under the Purchase Plan. On March 23, 2016, the board of directors approved an amendment to the Purchase Plan increasing the number of shares of common stock available for future issuance by 150,000 shares.

Restricted Stock Plan

See “Restricted Stock Plan” above for information about the Restricted Stock Plan. As of March 22, 2016, 1,920,000 shares of our common stock had been reserved for issuance under the Restricted Stock Plan. As of March 22, 2016, there were 1,591,000 shares of restricted stock outstanding and 329,000 shares remained available for future grants.

Certain Transactions

Certain of our directors and executive officers, members of their immediate families, and entities with which they are involved are customers of, and borrowers from, Four Oaks Bank & Trust Company in the ordinary course of business. All loans and other extensions of credit made by the bank to such individuals are made substantially on the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with other customers. In the opinion of management, these loans do not involve more than normal risk of collectability or contain other unfavorable features.

Subordinated Promissory Notes. We sold $12 million aggregate principal amount of subordinated promissory notes in several closings from May through August 2009. In the initial closing on May 15, 2009, Percy Y. Lee, a former director of our company, and his spouse Joyce Lee jointly purchased $250,000 principal amount of the notes, and Peggy Edwards, the spouse of William J. Edwards, another former director, also purchased $250,000 principal amount of the notes. Additionally, on June 29, 2015, Four Oaks Food Stores, Inc., an affiliate of Mr. Edwards, purchased an outstanding note with an aggregate principal amount of $500,000 in a private transaction with a third-party noteholder not affiliated with the Company or Mr. Edwards. We were obligated to pay interest on the notes at an annualized rate of 8.5% payable in quarterly installments commencing on the third month anniversary of the date of issuance of the notes.

We prepaid the principal amount and accrued but unpaid interest under the notes held by Mrs. Edwards and Four Oaks Food Stores, Inc. on December 16, 2015 totaling $251,805 and $503,610, respectively.

On December 1, 2016, in exchange for cancellation of the indebtedness under the notes held by Mr. and Mrs. Lee, the company issued to Mr. and Mrs. Lee new subordinated promissory notes. As of that date, we had paid, or accrued but not yet paid, $139,069 in interest on the original notes held by Mr. and Mrs. Lee. Accrued but unpaid interest as of December 1, 2016 under the original notes was paid to Mr. and Mrs. Lee in connection with the first interest payment under the new notes. The company is obligated to pay interest on the new notes at an annualized rate of 6.25% payable in quarterly installments commencing on March 1, 2016. The company may prepay the new notes at any time after November 30, 2020, subject to compliance with applicable law.

Upon the occurrence, and during the continuation, of an event of default, including if the company fails to pay any amounts when due or fails to observe or perform any material covenant that remains uncured for 30 days, the new notes shall bear interest at a rate equal to the lesser of the existing interest rate plus 2% or the maximum rate permissible under law. In addition, payment of the new notes will be automatically accelerated if the company enters voluntary or involuntary bankruptcy or insolvency proceedings.

The new notes are unsecured and subordinated to (i) all indebtedness owed by the company to its secured creditors and general creditors; (ii) obligations arising from off-balance sheet guarantees and direct credit substitutes; (iii) obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts, and similar arrangements; and (iv) any such indebtedness or any debentures, notes, or other evidence of indebtedness issued in exchange for or to refinance any senior indebtedness or any indebtedness arising from the satisfaction of any such senior indebtedness by a guarantor.

Securities Purchase and Registration Rights Agreements with Mr. Lehman. On March 24, 2014, we entered into a Securities Purchase Agreement with Mr. Lehman (the “Securities Purchase Agreement”) pursuant to which Mr. Lehman acted as a standby purchaser in our shareholder rights offering and we issued Mr. Lehman an aggregate of 16,000,000 shares of our common stock for $1.00 per share. The Securities Purchase Agreement also provides Mr. Lehman with certain pre-emptive rights for a period of three years, entitling him to maintain his proportionate common stock-equivalent interest in our company in future securities offerings. Also, on August 16, 2014, we entered into a registration rights agreement with Mr. Lehman, which provides Mr. Lehman demand registration and piggyback registration rights with respect to his resale of shares purchased pursuant to the Securities Purchase Agreement, subject to customary limitations.

Consulting Agreement with Clifton L. Painter. In connection with his retirement, Mr. Painter, our former Senior Executive Vice President, Chief Operating Officer and Chief Credit Officer, and the bank entered into a Consulting Agreement on October 1, 2014. The Consulting Agreement has a term of 24 months, during which time Mr. Painter will serve as an independent contractor of the bank and receive consulting fees in the amount of $11,000 per month for the first 12 months and $10,000 during the second 12 months. Furthermore, the Consulting Agreement entitled Mr. Painter to an award of 80,000 shares of restricted stock in accordance with the terms of the Restricted Stock Plan, which was granted on January 16, 2015. The award will vest over the term of the Consulting Agreement, with 50% of the award vesting on each anniversary of the Consulting Agreement.

The compensatory arrangements afforded under the Consulting Agreement are in lieu of any other compensation or benefits to which Mr. Painter otherwise was entitled under his Employment Agreement, which was terminated along with any remaining obligations thereunder upon execution of the Consulting Agreement.

Severance and General Release Agreement with W. Leon Hiatt, III. In connection with Mr. Hiatt’s termination, Mr. Hiatt, the bank’s former Chief Administrative Officer and former Executive Vice President of the company, and the bank entered a Severance and General Release Agreement, effective as of his termination date on February 1, 2016. Under the Severance and General Release, Mr. Hiatt was paid severance of $310,400, which equals two times his most recent annual salary, less applicable taxes and withholdings, on February 29, 2016. Further, the bank paid Mr. Hiatt $27,532, which equals the salary he would have received for the 90-day notice period under Paragraph 4(d) of his Amended and Restated Employment Agreement with the bank dated December 11, 2008 (“Mr. Hiatt’s Employment Agreement”). The bank will also reimburse Mr. Hiatt for the premiums he pays to continue coverage under the bank’s group health insurance policy pursuant to COBRA for the 18-month period from his termination date, and, following the end of that 18-month period until the end of the 24-month period following his termination date, the bank will reimburse Mr. Hiatt for additional reasonable costs of obtaining comparable health insurance coverage through an insurance policy or policies he chooses to purchase on his own, provided, however, such reimbursement shall cease if Mr. Hiatt obtains comparable coverage in connection with subsequent employment. The bank also agreed that 10,000 shares of restricted stock previously awarded to Mr. Hiatt shall, instead of being forfeited on his termination date as provided in the award of such restricted stock, remain issued and outstanding and vest on December 31, 2016 subject to, in the bank’s reasonable judgment, Mr. Hiatt’s compliance with his obligations under the Severance and General Release Agreement from his termination date to such date. Pursuant to the Severance and General Release Agreement, the bank transferred to Mr. Hiatt the title of the automobile that was owned by the bank and provided to Mr. Hiatt for his use as an employee of the bank. Finally, the bank paid Mr. Hiatt for all of his accrued, unused vacation and sick time in a lump sum of $23,987 on February 29, 2016. The severance benefits afforded under the Severance and General Release Agreement are in lieu of any other compensation or benefits to which Mr. Hiatt otherwise might be entitled, including without limitation under Mr. Hiatt’s Employment Agreement, which was terminated along with any remaining obligations thereunder upon execution of the Severance and General Release Agreement.

We had no other transactions with related persons in 2015 or 2014 required to be disclosed under Item 404(a) of Regulation S-K of the Exchange Act, and there are no such transactions currently proposed for 2016.

Proposal No. 3

ADVISORY (NONBINDING) APPROVAL OF EXECUTIVE COMPENSATION

Our executive compensation program is designed to attract and retain the executive talent essential to the achievement of our strategic and operational goals and the achievement of increased shareholder value. We believe that our compensation policies and procedures are competitive and focused on performance and that such compensation policies and procedures create interests for our executive officers that are strongly aligned with the long-term interests of our shareholders.

As required by Section 14A of the Exchange Act, we are providing our shareholders with an advisory (nonbinding) vote on the compensation of our executive officers. At the 2013 Annual Meeting of Shareholders, a majority of our shareholders recommended that an advisory resolution, with respect to our executive compensation program, be presented to our shareholders every year, and our board of directors adopted this recommendation. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related narrative disclosure.”

When you cast your vote, we urge you to consider the description of our executive compensation program contained in this proxy statement, including in the compensation tables and narrative disclosure, as well as the following factors:

•	Compensation decisions for our CEO and other named executive officers are made by a committee composed of non-management directors, a majority of whom are independent.

•
The vesting of equity awards granted to our CEO and other named executive officers under the Restricted Stock Plan during 2015 is wholly dependent on the attainment of performance measures and goals set by the compensation committee.

•	Based on a review of executive compensation at comparable companies performed in 2015, the total annual cash compensation of our CEO and Chief Operating Officer is below the median or 50th percentile.

Because your vote is advisory, it will not be binding upon the board of directors, it will not overrule any decision by the board of directors and it will not create or imply any additional fiduciary duties on the board of directors or any of its members. However, the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Requirement

Assuming the presence of a quorum, approval of the proposal requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Under North Carolina law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions and broker non-votes will not count as votes cast and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY (NONBINDING) APPROVAL OF EXECUTIVE COMPENSATION.

AUDIT FIRM FEE SUMMARY

The following table presents fees paid to Cherry Bekaert LLP (“CB”) for the fiscal years ended December 31, 2015 and 2014:

	Fiscal 2015	Fiscal 2014
Audit Fees (1)	$140,200	$144,000
Audit-Related Fees (2)	$40,050	$109,675
Tax Fees (3)	$14,450	$14,750
All Other Fees (4)	$0	$0
TOTAL	$194,700	$268,425

(1)
“Audit Fees” are fees for professional services billed by CB for the audit of our annual financial statements, for the reviews of financial statements included in our quarterly reports on Form 10-Q and for services provided in connection with statutory and regulatory filings or engagements.

(2)
“Audit-Related Fees” are fees billed for assurance and related services performed by CB that are reasonably related to the performance of the audit or review of our financial statements, and are not reported above under “Audit Fees.” In 2014, these services included accounting and reporting consultations, an Internal Revenue Code Section 382 study engagement and opinion, shareholder rights offering consultations and opinion, and consultations for Department of Justice matters. In 2015, these services included accounting and reporting consultations, a restricted stock issuance engagement & consent, and the deferred tax valuation allowance release consultation & consent.

(3)
“Tax Fees” are fees billed for professional services performed by CB with respect to tax compliance, tax advice, and tax planning. In 2015 and 2014, these services included preparation of income tax returns and quarterly estimated tax payments.

(4)	“All Other Fees” are fees billed for other products and services provided by CB that do not meet the above category descriptions.

Our audit and risk committee has considered the compatibility of the non-audit services performed by and fees paid to CB in fiscal year 2015 and fiscal year 2014 and determined that such services and fees were compatible with the independence of the public accountants. During fiscal year 2015, CB did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

Policy for Approval of Audit and Non-Audit Services. Before we engage an accountant for any audit or permissible non-audit service, we are required to obtain the approval of our audit and risk committee. In determining whether to approve a particular audit or permitted non-audit service, our audit and risk committee considers, among other things, whether such service is consistent with maintaining the independence of the independent public accountant. Our audit and risk committee also considers whether the independent auditor is best positioned to provide the most effective and efficient services to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. All audit fees, audit-related fees, tax fees, and all other fees for 2015 and 2014 were pre-approved by the audit and risk committee.

Proposal No. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit and risk committee of the board of directors has appointed CB as our independent registered public accounting firm for the fiscal year ending December 31, 2016. A representative of CB is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and afforded an opportunity to make a statement.

Although shareholder ratification of the appointment is not required by law, our company desires to solicit such ratification as a matter of good corporate governance. If the appointment of CB is not ratified by a majority of the shares cast at the Annual Meeting, the audit and risk committee will consider the appointment of another independent registered public accounting firm for subsequent fiscal years.

Vote Requirement

Assuming the presence of a quorum, approval of the proposal requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Under North Carolina law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016 AS DESCRIBED IN THIS PROPOSAL NO. 4.

ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements and schedules thereto, as filed with the SEC (without exhibits) will be furnished, without charge, upon written request to any of our shareholders. Such requests should be addressed to Wanda J. Blow, Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Any proposals that shareholders intend to present for a vote of shareholders at the 2017 Annual Meeting of Shareholders, and that such shareholders desire to have included in our proxy statement and form of proxy relating to that meeting, must be sent to our principal executive office, marked to the attention of Wanda J. Blow, and received at such office on or before December 19, 2016 (120 calendar days prior to the anniversary of the date of this proxy statement). Proposals received after December 19, 2016 will not be considered for inclusion in our proxy materials for our 2017 Annual Meeting. A determination as to whether we will oppose inclusion of any proposal in our proxy statement and form of proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC.

In addition, if a shareholder intends to present a matter for a vote at the 2017 Annual Meeting, other than by submitting a proposal for inclusion in our proxy statement for that meeting, the shareholder must give timely notice in accordance with SEC rules. To be timely, a shareholder's notice must be sent to our principal executive office, marked to the attention of Wanda J. Blow, and received at such office on or before March 3, 2017 (the first preceding business day that is 45 calendar days prior to the anniversary of the mailing date of this proxy statement). Such notice should set forth: (i) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (ii) the name and record address of the shareholder, the class and number of shares of our capital stock that is beneficially owned by the shareholder, and any material interest of the shareholder in such business. For notices that are not timely filed, we retain discretion to vote proxies we receive. For notices that are timely filed, we retain discretion to vote proxies we receive provided: (a) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (b) the proponent fails to (x) provide us with a written statement, on or before March 3, 2017, that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal, (y) include the same statement in its proxy materials filed with the SEC, and (z) immediately after soliciting the percentage of shareholders required to carry the proposal, provide us with a statement from any solicitor, or other person with knowledge, that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of shares.

OTHER MATTERS; DISCRETIONARY AUTHORITY

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters for which we did not receive timely notice; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this proxy statement and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act; and (v) matters incidental to the conduct of the Annual Meeting. If any such matters come before the Annual Meeting, the proxies named in the accompanying proxy card will vote in accordance with their judgment.

All shareholders are encouraged to sign, date, and return their proxy submitted with this proxy statement as soon as possible in the envelope provided. If a shareholder attends the Annual Meeting, then he or she may revoke his or her proxy and vote in person.

REQUESTS FOR DIRECTIONS TO OUR ANNUAL MEETING

The 2016 Annual Meeting of Shareholders will be held in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina, on Monday, May 23, 2016, at 7:00 p.m., local time. Requests for directions to the meeting location may be directed to Wanda J. Blow, Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

By Order of the Board of Directors
April 18, 2016
Ayden R. Lee, Jr.
Chairman

Appendix A
Articles of Amendment to
Articles of Incorporation of
Four Oaks Fincorp, Inc.

Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.    The name of the corporation is Four Oaks Fincorp, Inc.

2.    The Articles of Incorporation of the corporation are hereby amended as follows:

Article III, Section (a) of the Articles of Incorporation is hereby deleted in its entirety and is replaced with the following:

“(a)    Common Stock.     The corporation shall have the authority to issue sixteen million (16,000,000) shares of common stock with a par value of One Dollar ($1.00) per share.

At 11:59 p.m., Eastern Time, on __________, 2016 (the “Effective Time”), each five (5) shares of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”). Fractional shares of common stock shall be issued in connection with the Reverse Stock Split (calculated to six decimal places). Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall, automatically and without the necessity of presenting the same for exchange, thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined.”

3.    The foregoing amendment was approved by, and proposed and recommended to the corporation’s shareholders by, the Board of Directors on March 28, 2016, and approved by the shareholders on May 23, 2016, in accordance with the provisions of Chapter 55 of the North Carolina General Statutes.

4.    These Articles of Amendment will become effective at 11:59 p.m., Eastern Time, on ____________, 2016.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___________, 2016.

FOUR OAKS FINCORP, INC.

By:   /s/

REVOCABLE PROXY - FOUR OAKS FINCORP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FOUR OAKS FINCORP, INC.
FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Ayden R. Lee, Jr. and David H. Rupp as proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of stock in Four Oaks Fincorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company to be held in the cafeteria of Four Oaks Elementary School, located at 180 W. Hatcher Street, Four Oaks, North Carolina on Monday, May 23, 2016 at 7:00 p.m., and any adjournments thereof (1) as hereinafter specified upon the proposals listed below as more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposals, place an X in the appropriate box provided on the reverse side.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL #1 AND A VOTE “FOR” PROPOSALS #2, #3 and #4, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Annual Meeting Materials are available at: www.investorvote.com/FOFN.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic voting instructions
Available 24 hour a day, 7 days a week
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., EDT, on May 23, 2016.
Vote by Internet:

•	Go to www.investorvote.com/FOFN

•	Or scan the QR code with your smartphone

•	Follow the steps outlined on the secure website

Vote by telephone:

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card                         Control number

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of directors:

(01) Ayden R. Lee, Jr.	[ ] For	[ ] Withhold
(02) David H. Rupp	[ ] For	[ ] Withhold
(03) Paula Canaday Bowman	[ ] For	[ ] Withhold
(04) Warren L. Grimes	[ ] For	[ ] Withhold
(05) Kenneth R. Lehman	[ ] For	[ ] Withhold
(06) Robert G. Rabon	[ ] For	[ ] Withhold
(07) Dr. R. Max Raynor, Jr.	[ ] For	[ ] Withhold
(08) Michael A. Weeks	[ ] For	[ ] Withhold

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2.	To approve an amendment to the Articles of Incorporation to effect a one-for-five reverse stock split of the Company’s authorized, issued and outstanding common stock.

[ ]     FOR         [ ]     AGAINST        [ ]     ABSTAIN

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3. To vote, on an advisory (nonbinding) basis, to approve executive compensation.

[ ]     FOR         [ ]     AGAINST         [ ]     ABSTAIN

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4.	To ratify the appointment of Cherry Bekaert LLP as Four Oaks Fincorp, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2016.

[ ]     FOR         [ ]     AGAINST        [ ]     ABSTAIN

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B. Non-Voting Items

Change of Address - Please print your new address below:
____________________________________________________________________________________________

Comments - Please print your comments below:
____________________________________________________________________________________________

Meeting Attendance: Mark the box to the right if you plan to attend the Annual Meeting    [ ]

C. Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below

NOTE: Please sign your name exactly as it appears on this card. When signing for a corporation or partnership, or as agent, attorney, trustee, executor, administrator, or guardian, please indicate the capacity in which you are signing. In the case of joint tenants, each joint owner must sign.

Date (mm/dd/yyyy) - Please print date below
________________________

Signature 1 - Please keep signature within the box.      ________________________

Signature 2 - Please keep signature within the box.     ________________________